United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 10, 2008

ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2008, iSecureTrac Corp. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Crestpark LP, Inc. (the “Lender”) and in connection with the Loan Agreement executed two separate promissory notes. The first note will be for $750,000 for working capital via a Revolving Credit Commitment, and the second note will be for $1,750,000 for equipment financing via an Equipment Term Loan.

The proceeds of the Revolving Credit Commitment of $750,000 are to be used for working capital needs and are anticipated to be repaid from cash flow generated by the operations of the Company. The Revolving Credit Commitment has a term ending on July 1, 2010, is unsecured and bears interest at a fixed noncompounded rate of 12% per annum. The Company is also required to pay the Lender an unused fee of 0.25% per annum on the average daily unused amount of the Revolving Credit Commitment.

The proceeds of the $1,750,000 Equipment Term Loan are to be used to purchase GPS-based offender tracking and monitoring equipment that is leased or sold by the Company to its clients. It is anticipated that borrowings under the Equipment Term Loan will be repaid from permanent equipment financing secured by the Company from time to time. At the Lender’s discretion, any borrowings under the Equipment Term Loan that remain outstanding more than 30 days can be converted into separate 36 Month Notes, which are notes payable over 36 month terms. The Equipment Term Loan has a term ending July 1, 2010, bears interest at a fixed rate of 12% per annum and is secured by the monitoring equipment purchased with the proceeds of the Equipment Term Loan. The Company is also required to pay the Lender an unused fee of 0.25% per annum on the average daily unused amount of the Equipment Term Loan.

The Lender is an affiliate of Mykonos 6420 LP (“Mykonos”). As the sole holder of the Company’s Series C Preferred Stock, Mykonos has the right to elect a majority of the Company’s Board of Directors. The terms of the loan were approved by a Special Committee of the Board of Directors consisting solely of disinterested directors.

The foregoing description of the Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the Loan Agreement, the Revolving Credit Note, the Equipment Term Note, the 36 Month Note and the Security Agreement, copies of each of which are attached hereto as Exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth under Item 1.01 of this Report, all of which is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this report:

10.1	Loan Agreement dated November 10, 2008 by the Company in favor of Crestpark LP, Inc.
10.2	Revolving Credit Note dated November 10, 2008 by the Company in favor of Crestpark LP, Inc.
10.3	Equipment Term Note dated November 10, 2008 by the Company in favor of Crestpark LP, Inc.
10.4	Form of 36 Month Note by the Company in favor of Crestpark LP, Inc.
10.5	Security Agreement dated November 10, 2008 by the Company in favor of Crestpark LP, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Peter A. Michel
Peter A. Michel Chief Executive Officer

November 10, 2008

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